Exhibit 99.2

Rumble Inc.

Condensed Consolidated Interim Financial Statements

(Expressed in U.S. Dollars)

For the three and six months ended June 30, 2022 and 2021

Rumble Inc. Condensed Consolidated Interim Financial Statements (Expressed in U.S. Dollars) For the three and six months ended June 30, 2022 and 2021

Contents

Condensed Consolidated Interim Financial Statements
Condensed Consolidated Interim Statements of Comprehensive Loss	3
Condensed Consolidated Interim Balance Sheets	4
Condensed Consolidated Interim Statements of Shareholders’ Equity (Deficit)	5
Condensed Consolidated Interim Statements of Cash Flows	6
Notes to the Condensed Consolidated Interim Financial Statements	7-26

Rumble Inc.
Condensed Consolidated Interim Statements of Comprehensive Loss
(Expressed in U.S. Dollars)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Revenues (Note 4)	$4,399,312	$2,124,879	$8,444,077	$4,457,342

Cost of revenues	3,686,411	1,450,934	7,181,584	2,926,300

Gross profit	$712,901	$673,945	$1,262,493	$1,531,042

Operating expenses
General and administrative	$1,601,898	$355,500	$3,031,620	$590,727
Research and development	1,191,567	297,642	1,983,899	526,589
Sales and marketing	1,850,944	433,240	3,079,330	695,322
Finance costs	530,239	304,627	1,341,056	304,627
Stock-based compensation (Note 11)	16,986	-	33,972	-
Foreign exchange loss (gain)	(3,010)	(244,221)	24,567	(207,222)
Depreciation of capital assets (Note 6)	47,975	2,714	78,552	2,714
Depreciation of right-of-use assets (Note 7)	138,639	12,606	232,327	25,024
Amortization of intangible assets (Note 8)	28,548	-	57,096	-

Total operating expenses	5,403,786	1,162,108	9,862,419	1,937,781

Loss from operations	(4,690,885)	(488,163)	(8,599,926)	(406,739)
Interest income (expense), net	12,753	(2,641)	21,451	(8,263)
Other income (expense), net	-	175,000	-	175,000
Share of profit (loss) from joint venture	(1,124)	-	-	-

Loss before income taxes	(4,679,256)	(315,804)	(8,578,475)	(240,002)
Income tax expense	(9,424)	-	(22,399)	-

Net and comprehensive loss	$(4,688,680)	$(315,804)	$(8,600,874)	$(240,002)

Loss per share - basic	$(0.57)	$(0.04)	$(1.04)	$(0.03)
Loss per share - diluted	$(0.57)	$(0.04)	$(1.04)	$(0.03)
Weighted-average number of common shares
used in computing net loss per share - basic	8,244,285	7,541,000	8,244,285	7,541,000
Weighted-average number of common shares
used in computing net loss per share – diluted	8,244,285	7,541,000	8,244,285	7,541,000

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Rumble Inc.
Condensed Consolidated Interim Balance Sheets
(Expressed in U.S. Dollars)
(Unaudited)

	June 30,	December 31,
	2022	2021

Assets

Current assets
Cash and cash equivalents (Note 5)	$33,529,574	$46,847,375
Accounts receivable, net	2,112,711	1,812,790
Prepaid expenses	3,707,345	389,849

	39,349,630	49,050,014
Capital assets (Note 6)	5,019,565	1,286,849
Right-of-use assets (Note 7)	1,635,635	1,515,841
Intangible assets (Note 8)	3,057,196	3,285,578
Goodwill (Note 3)	662,899	662,899

	$49,724,925	$55,801,181

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued liabilities	$8,840,308	$6,853,403
Deferred revenue (Note 4)	342,166	30,014
Lease liabilities (Note 7)	587,969	315,159
Income taxes payable	934	934

	9,771,377	7,199,510
Lease liabilities, long-term (Note 7)	1,113,918	1,195,139
Other liability (Note 9)	250,000	250,000

	11,135,295	8,644,649

Temporary Equity
Preference shares, $0.001 par value per share, unlimited authorized; 606,360 shares issued and outstanding (Note 10)	16,789,203	16,789,203
Commitments and contingencies (Note 12)

Shareholders’ Equity (Deficit)

Class A and Class B common shares, unlimited shares authorized; 8,254,910 (Class A – 8,119,690; Class B – 135,220) issued and outstanding (Note 11)	43,353,370	43,353,370
Deficit	(25,979,581)	(17,378,707)
Additional paid-in capital (Note 11)	4,426,638	4,392,666

	21,800,427	30,367,329

	$49,724,925	$55,801,181

On behalf of the Board:

Director	Director

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Rumble Inc.
Condensed Consolidated Interim Statements of Shareholders’ Equity (Deficit)
(Expressed in U.S. Dollars)
(Unaudited)

	Number of
	Class A Common Shares	Class B Common Shares	Class A Common Shares	Class B Common Shares	Additional Paid-in Capital	Deficit	Total

Balance, December 31, 2020	7,541,000	50,000	$582,338	$19,355	$3,022,547	$(3,965,175)	$(340,935)
Net and comprehensive loss for the period	-	-	-	-	-	(240,002)	(240,002)
Balance, June 30, 2021	7,541,000	50,000	$582,338	$19,355	$3,022,547	$(4,205,177)	$(580,937)

Balance, December 31, 2021	8,119,690	135,220	$43,223,609	$129,761	$4,392,666	$(17,378,707)	$30,367,329
Stock-based compensation (Note 11)	-	-	-	-	33,972	-	33,972
Net and comprehensive loss for the period	-	-	-	-	-	(8,600,874)	(8,600,874)
Balance, June 30, 2022	8,119,690	135,220	$43,223,609	$129,761	$4,426,638	$(25,979,581)	$21,800,427

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Rumble Inc.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in U.S. Dollars)
(Unaudited)

For the six months ended June 30,	2022	2021

Cash flows provided by (used in)

Operating activities
Net and comprehensive loss for the period	$(8,600,874)	$(240,002)
Adjustments to reconcile net loss to cash flows
provided by operating activities:
Depreciation and amortization	754,874	27,738
Stock-based compensation (Note 11)	33,972	-
Interest expense (Note 7)	18,608	1,691
Unrealized foreign exchange gain	-	(911)

	(7,776,222)	(211,484)
Changes in non-cash working capital:
Accounts receivable	(299,921)	70,504
Prepaid expenses	(3,317,496)	(403,305)
Accounts payable and accrued liabilities	1,986,907	1,073,867
Deferred revenue	312,151	(5,718)
Income taxes payable	-	27
	(9,111,779)	523,891

Investing activities
Purchase of capital assets	(4,018,919)	(171,053)
Purchase of intellectual property	-	(500,447)
	(4,018,919)	(671,500)
Financing activities
Repayments of proceeds from bank indebtedness	-	(337,636)
Lease payments	(187,103)	(26,956)
Proceeds from long-term debt	-	649
Proceeds from issuance of preference shares and Class A common shares (Note 10 and 11)	-	25,000,000
Share issuance costs (Note 10)	-	(710,797)
	(187,103)	23,925,260

Increase (decrease) in cash and cash equivalents during the period	(13,317,801)	23,777,651

Cash and cash equivalents, beginning of period	46,847,375	1,446,047
Cash and cash equivalents, end of period	$33,529,574	$25,223,698

Supplemental cash flow information
Cash paid for income taxes	$-	$-
Cash paid for interest	-	-

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

1.	Overview and Basis of Presentation

Nature of Operations

Rumble Inc. (“Rumble” or “the Company”) is a full-service video technology provider offering customizable video players, original content videos, and a library of advertisements for use with its video players.

Rumble was incorporated on September 18, 2013 under the Business Corporations Act of Ontario. The Company’s head office and principal place of business is 218 Adelaide Street West, Suite 400, Toronto, Ontario, Canada, M5H 1W7.

Basis of Presentation

The accompanying unaudited condensed consolidated interim financial statements (the “financial statements”) are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the results of the Company and its wholly-owned subsidiaries, Rumble USA Inc and Locals Technology Inc (“the Group”). Any reference in these notes to applicable guidance is meant to refer to the authoritative guidance found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”). All intercompany balances and transactions have been eliminated upon consolidation. These financial statements are presented in U.S. dollars, which is the functional currency of the Company, except where otherwise indicated.

These financial statements should be read in conjunction with the Company’s annual consolidated financial statements for the year ended December 31, 2021 (“Annual Financial Statements”). These financial statements have been prepared using the same accounting policies that were described in Note 2 to the 2021 Annual Financial Statements.

The Board of Directors approved these condensed consolidated interim financial statements on August 15, 2022.

Use of Estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates the estimates used, which include but are not limited to the: evaluation of revenue recognition criteria; collectability of accounts receivable; valuation of stock-based compensation awards; assessment and recoverability of long-lived assets; useful lives of long-lived assets; and the realization of tax assets, estimates of tax liabilities, and valuation of deferred taxes. These estimates, judgments, and assumptions are reviewed periodically and the impact of any revisions are reflected in the financial statements in the period in which such revisions are made. Actual results could differ materially from those estimates, judgments, or assumptions, and such differences could be material to the Company’s consolidated financial position and results of operations.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

2.	Summary of Significant Accounting Policies

Foreign Currency

The functional currency of the Group is the U.S. dollar. Transactions denominated in currencies other than the U.S. dollar are remeasured using end-of-period exchange rates or exchange rates prevailing at the date of the transaction, and the resulting gains or losses are recognized as a component of operating expenses.

Fair Value Measurements

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, lease liabilities, and other liabilities approximated their fair values at June 30, 2022 and December 31, 2021.

The Company evaluates the estimated fair value of financial instruments using available market information and management’s estimates. The use of different market assumptions and/or estimation methodologies could have a significant impact on the estimated fair value amounts. See Note 13 for further details.

Concentration Risk

A meaningful portion of the Company’s revenue (and a substantial portion of the Company’s net cash from operations that it can freely access) is attributable to Service Agreements with a few customers. The Service Agreements are perpetual in nature. See Note 14 for further details.

Revenue Recognition

Revenues are recognized when the control of promised services is transferred to a customer, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Sales tax and other similar taxes are excluded from revenues.

The Company derives revenues primarily from:

●	Advertising fees

●	Licensing fees and other

Revenues from advertising and licensing fees are generated primarily by delivering content either via the Company’s own or third-party platforms. Advertising revenue customers pay on a cost-per-click or cost-per-view basis, which means that the Company is paid only when a user clicks or views an advertisement. Therefore, these revenues are recognized when a user engages with the advertisement, such as when a user clicks or views the advertisement, or when the advertisement is displayed. Licensing fees are charged on a per video or a flat-fee or monthly basis, and recognized as the related performance obligations are satisfied.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

To achieve the core principle of this new standard, the Group applies the following steps:

1. Identification of the contract, or contracts, with the customer

The Company determines to have a contract with a customer when the contract is approved, the Company can identify each party’s rights regarding the services to be transferred, the Company can identify the payment terms for the services, the Company has determined the customer has the ability and intent to pay and the contract has commercial substance.

2. Identification of the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services and the products that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services and the products is separately identifiable from other promises in the contract. The Company’s performance obligations consist of (i) providing a hosting platform for advertisements, and (ii) licensing of Rumble player.

3. Determination of the transaction price

The transaction price is determined based on the consideration to which the Company expects to be entitled in exchange for transferring services to the customer.

4. Allocation of the transaction price to the performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative stand-alone selling price (“SSP”). SSP is determined by allocating the transaction price to each performance obligation in an amount that depicts the amount of consideration the Company expects to be entitled to in exchange for transferring those services to the customer.

5. Recognition of the revenue when, or as, the Company satisfies each performance obligation

Revenue is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for those services.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Licensing Fees and Other

Under bulk license agreements, the Company’s obligations include hosting the content libraries for access and searching by the customer, updating the libraries with new content provided by the content owner, and making videos selected by the customer available for download, throughout the term of the contract.

These services are billed based on the access to the content regardless of the number of videos downloaded. All of these services are highly interdependent as the customer’s ability to derive its intended benefit from the contract depends on the entity transferring both the access to the content library overtime and making the videos available as and when required by the customer for download. These services therefore constitute a single performance obligation comprised of a series of distinct services transferred to the customer in a similar manner throughout the contract term. The predominant item in the single performance obligation is a license providing a right to access the content library throughout the license period. For these arrangements, the Company recognizes the total fixed fees under the contract as revenue ratably over the term of the contract as the performance obligation is satisfied, as this best depicts the pattern of control transfer.

For license agreements related to the Rumble player, the Company’s obligations include providing access to the current version the Rumble player throughout the term of the contract. As part of this arrangement, the customer is required to use the most current version of the player and therefore, the utility of the player to the customer is significantly affected by Rumble’s ongoing activities to maintain and support the player. Revenue is therefore recognized rateably over the term of the contract. In addition, certain arrangements related to the license of the Rumble player include the monetization of content. In these arrangements, Rumble will manage the provision of services to ad providers and share the revenues with the customers. This revenue is recognized over time as user views occur.

Other revenues include fees earned from tipping features within the Company’s platform as well as certain cloud, subscription, provision of one-time content, and professional services. Fees from tipping features are recognized at a point in time when a user tips on the platform. Both cloud and subscription services are recognized over time for the duration of the contract. Revenues related to provision of one-time content and professional services have stand-alone functionality to the customer and are recognized at a point in time as services are provided.

Variable Consideration

Advertising revenues are based on user engagements. Revenue is recorded at the sales price, which is the transaction price, and includes estimates of variable consideration. The amount of variable consideration that is included in the transaction price is constrained as it is based on number of views and/or clicks that will occur, and is included in the sales price only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue will not occur when the uncertainty is resolved. Further, given that the cost-per-click and/or cost-per-view may vary based on the location of the user, the revenue per click/view is also not determinable until it occurs, and therefore, constrained. Given that the transaction price is specifically related to the performance obligation of providing an advertisement hosting platform that can be viewed and/or clicked by users and the amount of consideration expected by the Company is in exchange for providing these services, advertising revenues are recognized as usage occurs over the term of the advertising contract in line with ASC 606-10-32-40.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Further, the Company may enter into certain licensing arrangements where consideration may be paid in exchange for rights to monetize content, and therefore, total consideration to be received by the Company may be variable in nature. The Company recognizes this non-cash consideration as a contingent payment, and therefore, does not recognize fair value of the user views promised in these arrangements until control over the content is transferred over to the Company. Further, the usage-based royalty exemption has been taken by the Company for these arrangements.

Costs to Obtain a Contract

The Company expenses sales commissions when incurred when the amortization period would have been one year or less. These costs are recorded within sales and marketing expenses.

Principal vs Agent

The Company has taken the position as a principal for both advertising and licensing and other revenues, and therefore recognizes revenues on a gross basis, as it has control over both the content that is monetized as well as the platform over which the content is displayed. Further, the Company manages the monetization of content, has discretion over pricing, bears inventory risk and is the only party to the contract with its customers.

Practical Expedients and Exemptions

The Company does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less and for contracts for which revenue is recognized at the amount to which the Company has the right to invoice for services performed.

Costs of Revenues

Costs of revenues primarily consist of costs related to obtaining, supporting and hosting the Company’s product offerings. These costs include content acquisition costs primarily related to payments to content providers from whom videos and other content are licensed; fees are paid to these providers based on revenues generated. Other fees may also be paid to licensees as part of licensing arrangements discussed above. Other costs of revenues include third-party service provider costs such as data center and networking, as well as staffing costs directly related to professional services fees. On January 1, 2022, the Company changed its accounting policy to include amortization and depreciation in the cost of revenues. This change in accounting policy has been applied retrospectively in these financial statements. During the three and six months ended June 30, 2022, the Company allocated amortization and depreciation of $216,414 and $386,901, respectively. During the three and six months ended June 30, 2021, the Company allocated amortization and depreciation of $nil and $nil, respectively.

Deferred Revenue

The Company records amounts that have been invoiced to its clients in either deferred revenue or revenue depending on whether the revenue recognition criteria described above have been met. Deferred revenue includes payments received in advance of performance under the contract.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Contract Assets

The adoption of Topic 606 for revenue recognition included adoption of Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers, which requires deferral of the incremental costs of obtaining a contract with a customer. The Company does not have significant contract assets.

Marketing Costs

All marketing costs are expensed as incurred and are included in operating expenses on the condensed consolidated interim statement of comprehensive loss.

Warranties

The Company’s cloud services and software are generally warranted to perform materially in accordance with user expectation under normal use and circumstances. Warranties may not be purchased separately from services, and only provide assurance that the services comply with agreed-upon specifications. The Company has entered into service-level agreements with substantially all of its cloud services customers warranting defined levels of uptime reliability and performance, and permitting those customers to receive credits if the Company fails to meet those levels.

Comprehensive Income (Loss)

ASC 220, Comprehensive Income, establishes standards for reporting and displaying comprehensive loss and its components in the financial statements. Comprehensive loss consists of net loss and other comprehensive loss.

Interest in a Joint Venture

One of the Group’s subsidiaries has a 30% membership interest in a joint venture based in Florida, USA named Liberatio Special Ventures LLC (“Liberatio”). Liberatio is involved in the development and operation of an ecosystem, intended to provide customers with the ability to process payments and engage in other related value-driven activities. The Group’s interest in Liberatio is accounted for using the equity method in the financial statements.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

3.	Business Combinations

Acquisition of Locals Technology Inc.

On October 25, 2021, the Company acquired 100% of the interest in Locals Technology Inc. (“Locals”), a video streaming and content distribution platform, for a total consideration of $7,039,110. The acquisition was accounted for as a business combination using the acquisition method. The breakdown of the fair value of the assets acquired and liabilities assumed is presented as follows:

Cash	$3,420,060
Accounts receivable	900,207
Prepaid expenses	19,726
Capital assets	4,591
Intangible assets	2,759,000
Accounts payable, accruals, and other liabilities	(379,914)
Deferred revenue	(219,000)
Deferred tax liability	(128,459)
Fair value of net identifiable assets acquired	6,376,211

Add: Goodwill	662,899
Total net assets acquired	$7,039,110

Purchase consideration:
Common shares	$7,038,691
Additional paid-in capital	419
Total consideration	$7,039,110

The acquired business contributed revenues of $-718,914 and $932,434 for the three and six months ended June 30, 2022, respectively. Additionally, the acquired business losses of $498,923 and $1,276,989 for the three and six months ended June 30, 2022, respectively.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

4.	Revenue from Contracts with Customers

The following table presents revenues disaggregated by type:

	Three months ended		Six months ended
	June 30		June 30
	2022	2021	2022	2021

Advertising	$2,247,680	$1,650,083	$4,757,206	$3,393,906
Licensing and other	2,151,632	474,796	3,686,871	1,063,436
Total revenues	$4,399,312	$2,124,879	$8,444,077	$4,457,342

Deferred Revenue

Deferred revenue recorded at June 30, 2022 is expected to be fully recognized in the year ended June 30, 2023. The deferred revenue balance as of June 30, 2022 was $342,166 (December 31, 2021 - $30,014).

5.	Cash and Cash Equivalents

Cash and cash equivalents as of June 30, 2022 and December 31, 2021 consist of the following:

	June 30, 2022
	Contracted	Amortized	Fair Market	Balance per
	Maturity	Cost	Value	Balance Sheet

Cash	Demand	$33,529,574	$33,529,574	$33,529,574
Money market funds	Demand	-	-	-

		$33,529,574	$33,529,574	$33,529,574

	December 31, 2021
	Contracted	Amortized	Fair Market	Balance per
	Maturity	Cost	Value	Balance Sheet

Cash	Demand	$2,847,375	$2,847,375	$2,847,375
Money market funds	Demand	44,000,000	44,000,000	44,000,000

		$46,847,375	$46,847,375	$46,847,375

The Group did not have any short-term or long-term investments at June 30, 2022 or December 31, 2021 except for the investment in a joint venture.

As of June 30, 2022, the Group entered into a guarantee/ standby letter of credit for $1,000,000 which will be used towards the issuance of credit for running the day-to-day business operations (December 31, 2021 - $nil).

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

6.	Capital Assets

	June 30,	December 31,
	2022	2021
Computer hardware	$5,070,757	$1,289,702
Furniture and fixtures	42,242	33,484
Leasehold improvements	250,171	21,065
	5,363,170	1,344,251
Accumulated depreciation	(343,605)	(57,402)
Net carrying value	$5,019,565	$1,286,849

Depreciation expense on capital assets for the three and six months ended June 30, 2022 was $174,766 and $286,203, respectively (three and six months ended June 30, 2021 - $2,714 and $2,714)

7.	Right-of-Use Assets and Lease Liabilities

The Group leases several facilities under non-cancelable operating leases with no right of renewal. Right-of-use assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Right-of-use assets are recognized at the commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Group uses its respective incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

		June 30,		December 31,
		2022		2021
		Accumulated		Accumulated
	Cost	Depreciation	Cost	Depreciation
Right-of-use assets	$2,058,132	$422,497	$1,698,049	$182,208
Net book value		$1,635,635		$1,515,841

Amortization expense on the right-of-use asset recognized for the three and six months ended June 30, 2022 was $142,620 and $240,289, respectively (three and six months ended June 30, 2021 - $12,606 and $25,024). Interest expense recognized for the three and six months ended June 30, 2022 was $10,618 and $18,608, respectively (three and six months ended June 30, 2021 - $752 and $1,692).

As of June 30, 2022, the weighted-average remaining lease term and weighted-average incremental borrowing rate for the operating leases were 3.59 years and 2.43%, respectively (December 31, 2021 – 4.43 years and 2.1%).

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

7.	Right-of-Use Assets and Lease Liabilities (Continued)

The following shows the undiscounted cash flows for the remaining years under the lease arrangement as at June 30, 2022.

2022	$318,283
2023	595,675
2024	296,339
2025	261,461
2026	264,883
2027	26,468
1,763,109
Less: imputed interest	61,222
1,701,887
Current portion	$587,969
Long-term portion	$1,113,918

8.	Intangible Assets

			June 30, 2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intellectual property	$123,143	$-	$123,143
Domain name	500,448	35,975	464,473
Brand (Note 3)	1,284,000	87,769	1,196,231
Technology (Note 3)	1,475,000	201,651	1,273,349
	$3,382,591	$325,395	$3,057,196

		December 31, 2021
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Intellectual property	$123,143	$-	$123,143
Domain name	500,448	19,293	481,155
Brand (Note 3)	1,284,000	23,569	1,260,431
Technology (Note 3)	1,475,000	54,151	1,420,849
	$3,382,591	$97,013	$3,285,578

Amortization expense related to intangible assets for the three and six months ended June 30, 2022 was $114,492 and $228,382, respectively (three and six months ended June 30, 2021 - $nil and $nil).

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

9.	Other Liability

The Company has received certain amounts from a third party to assist with certain operating expenditures of the Company. These amounts are to be repaid upon settlement of those expenditures, and non-interest bearing, and have been treated as a long-term liability. As of June 30, 2022, an amount of $250,000 related to these expenses is recorded in other liability (December 31, 2021 - $250,000).

10.	Temporary Equity

Preference Shares

Authorized

The Company’s Articles of Incorporation authorized an unlimited number of preference shares for issuance.

The Company filed Articles of Amendment dated May 14, 2021 to create and authorize 607,360 Class A Preferred Shares for issuance and to remove the class of preference shares previously authorized. These Class A Preferred Shares rank senior to the Common Shares and have conversion rights that allow each Class A Preferred Share to be converted at the option of the holder at any time and without payment of additional consideration into such number of fully paid and non-assessable Voting Common Shares as is determined by dividing the original issue price of such Class A Preferred Share by the conversion price at the time of conversion, which is initially equal to the original issue price subject to various adjustments.

Issued and outstanding

On May 14, 2021, the Company issued 606.36 Class A Preferred Shares, which were subsequently converted into 606,360 Class A Preference Shares on a stock split in the ratio of 1,000-to-1. No other preference shares have been issued as of or at any time prior to June 30, 2022. These Class A Preferred Shares are redeemable for Class A Common shares of the Company upon a change of control event. As part of the transaction, the holders of these Class A Preferred Shares were also granted an option to purchase additional Common shares in the Company (the “Option Liability”) at a discount of 30%, subject to certain conditions. The total fair value of this financing arrangement was determined to be $35,714,286 due to the upper limit on the discount price provided to the investors. Gross proceeds of $25,000,000 were allocated between the Class A Preferred Shares and the Option Liability by first determining the fair value of the Option Liability at $7,500,000 using a probability weighted scenario over the likelihood of this option to be exercised, with the remaining $17,500,000 allocated to equity (using a residual value method). Because these Class A Preferred Shares are redeemable upon an event that is outside the control of the Company, these have been classified and presented as temporary equity on the condensed consolidated interim balance sheet.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

10.	Temporary Equity (Continued)

Preference Shares (Continued)

Transaction costs of $1,015,424 were allocated pro rata between the two components: expenses of $304,627 related to the Option Liability are recorded as finance costs in the consolidated statements of comprehensive loss for the year ended December 31, 2021 with the remaining balance recorded against the value of the Class A Preferred Shares.

Option Liability

As described above, on May 14, 2021, the Class A Preferred Shareholders were granted the right to exercise options for an additional 606.36 Class A Common shares (606,360 post stock split) in the Company subject to certain conditions. The grant date fair value was determined based on the maximum discount available to these Class A Preferred Shareholders and the probability of the conditions attached to this option being met. The change in fair value of this Option Liability is on account of the Company’s re-assessment of the probability of the conditions attached to this option at each reporting period. As the Option Liability was exercised on November 24, 2021, a change in fair value of the Option Liability of $3,214,286 was recorded in the consolidated statements of comprehensive loss (representing the maximum benefit of $10,714,286) in the Annual Financial Statements, and the balance of the liability was extinguished via an increase to the value of the Class A Common shares issued. See Note 11 for further details.

11.	Shareholders’ Equity

Common Shares

Authorized

The Company’s Articles of Incorporation authorized an unlimited number of common shares for issuance.

Articles of Amendment, effective on September 4, 2020, by the Company created two classes of common shares initially named Voting Common Shares, subsequently renamed Class A Common Shares, and Non-Voting Common Shares, subsequently renamed Class B Common Shares. The Company is authorized to issue an unlimited number of each of these classes of common shares.

Class A Common Shares

The holders of Class A Common Shares are entitled to receive dividends at the discretion of the board of directors and are entitled to one vote for each Class A Common Share held at any meeting of shareholders of the Company. The holders of Class A Common Shares are entitled to receive the remaining property of the Company upon liquidation, dissolution, or winding-up, whether voluntary or involuntary, and any other distribution of assets of the Company among its shareholders for the purpose of winding-up of its affairs subject to the rights of the Preference Shares described in Note 10.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

11.	Shareholders’ Equity (Continued)

Common Shares (Continued)

Class B Common Shares

The holders of Class B Common Shares are entitled to receive dividends at the discretion of the board of directors. The holders of Class B Common Shares are also entitled to receive the remaining property of the Company upon liquidation, dissolution, or winding-up, whether voluntary or involuntary, and any other distribution of assets of the Company among its shareholders for the purpose of winding-up of its affairs subject to the rights of the Preference Shares described in Note 10. The holders of Class B Common Shares are not entitled to vote and will not receive notice of any meeting of shareholders of the Company.

Issued and outstanding

The following common shares are issued and outstanding at:

	June 30, 2022		December 31, 2021
	Number	Amount	Number	Amount

Class A Common Shares	8,119,690	$43,223,609	8,119,690	$43,223,609
Class B Common Shares	135,220	129,761	135,220	129,761

Balance	8,254,910	$43,353,370	8,254,910	$43,353,370

On October 25, 2021, the Company effected a stock split of the then outstanding Common and Preference shares at a ratio of 1,000-to-1. Stockholders received a whole share for fractional shares (if applicable) and the par value per common stock remains unchanged. A proportionate adjustment was made to the maximum number of shares issuable under the stock option plan, as amended.

On November 24, 2021, the Company issued 172,070 Class A Common Shares upon the exercise of the Option Liability at a price of $145.29 per share for gross cash proceeds of $25,000,000.

Warrants

On September 14, 2020, the Company issued a warrant to an arm’s length party in exchange for services. This warrant is convertible to Class B Common Shares equal to 5% undiluted interest in the Company’s total equity at an exercise price of $0.01 CAD per Class B Common Share and expiration term of 20 years. The warrant is subject to a performance condition that was met as of December 31, 2021 and the fair value of the warrant on the grant date, estimated to be $731,281 was recorded in additional paid-in capital as of December 31, 2021.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

11.	Shareholders’ Equity (Continued)

Restricted Stock Units

During the year ended December 31, 2021, the Company issued 10,625 Restricted Class B Common Shares as part of certain employment agreements as well as consideration for the Locals’ acquisition (Note 3). Certain of these Restricted Class B Common Shares had a performance based vesting condition that was met as of December 31, 2021 and the fair value of the restricted stock units on the grant date, estimated to be $110,838 was recorded in Class B Common Shares as of December 31, 2021.

Stock Options

On September 1, 2020, the Board of Directors of the Company authorized and approved a stock option plan which was amended and restated on April 1, 2021 and October 21, 2021. The amendment dated October 21, 2021 (the “Plan”) replaces and supersedes the previous stock option plans of the Company. In accordance with the Plan, stock options may be granted to employees, advisory board members, directors and officers of the Company and any present or future subsidiaries at an exercise price determined by the Board of Directors at the date of grant. The aggregate number of shares of the Company which may be issued and sold under the stock option plan shall be subject to authorization by the Company’s Board of Directors from time to time and is currently limited to the number of options currently granted. Under the stock option plan, participants are granted options which are subject to certain performance or service conditions.

All options to purchase common shares of the Company which were granted pursuant to earlier plans shall remain outstanding in accordance with their terms, provided that from the effective date of the Plan such existing options shall be governed by this Plan.

Conditions related to the performance based options had been met as of December 31, 2021, and as such, the fair value of the stock options was recognized in additional paid-in capital as of December 31, 2021.

The grant date fair values of the options issued under the Plan on various dates were in the range of $0.27 to $30.57 per option and were determined using the Black-Scholes option pricing model based upon the following assumptions:

Share price	$1.93-$41.23
Exercise price	$0.48-$165.80
Risk free interest rate	0.52%-1.33%
Volatility	60%-85%
Expected life	3-20 years
Dividend rate	0.00%

The Company estimated the volatility by reference to comparable companies that are publicly traded.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

11.	Shareholders’ Equity (Continued)

Stock Options (Continued)

Stock option transactions are summarized as follows:

	Six months ended June 30, 2022		Twelve months ended December 31, 2021
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

Outstanding,
beginning of year	3,531,064	$2.25	3,433,000	$0.48
Granted	-	-	98,064	64.28

Outstanding,
end of period	3,531,064	$2.25	3,531,064	$2.25
Vested and exercisable	3,501,967	$1.38	3,493,297	$1.17

The total unrecognized compensation cost for stock options issued as at June 30, 2022 is $106,279 (December 31, 2021 - $141,672) which is expected to be recognized over a weighted-average period of 1.82 years (December 31, 2021 – 2.32 years).

The weighted average fair value of the outstanding options as of June 30, 2022 was $0.73 (December 31, 2021 - $0.73). Share options outstanding at June 30, 2022 and December 31, 2021 have the following expiry dates and exercise prices:

		Share	Share
		Options	Options
	Exercise	June 30,	December 31,
Expiry	Price	2022	2021

2024	$159.87	30,144	30,144
2026	41.23	22,870	22,870
2027	4.52	8,370	8,370
2031	41.23	2,430	2,430
2040	0.48	3,433,000	3,433,000
2041	41.23	34,250	34,250
Total		3,531,064	3,531,064

Weighted average remaining contractual life of options outstanding		18 years	20 years

The Company recognized share-based compensation expense for the three and six months ended June 30, 2022 of $16,986 and $33,972, respectively (three and six months ended June 30, 2021 - $nil and $nil).

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

12.	Commitments and Contingencies

In the normal course of business, to facilitate transactions in services and products, the Company indemnifies certain parties. The Company has agreed to hold certain parties harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties. Several of these agreements limit the time within which an indemnification claim can be made and the amount of the claim. In addition, the Company has entered into indemnification agreements with its officers and directors, and its bylaws contain similar indemnification obligations to its agents.

Furthermore, many of the Company’s agreements with its customers and partners require the Company to indemnify them for certain intellectual property infringement claims against them, which would increase costs as a result of defending such claims, and may require that we pay significant damages if there were an adverse ruling in any such claims. Customers and partners may discontinue the use of the Company’s services and technologies as a result of injunctions or otherwise, which could result in loss of revenues and adversely impact the business.

It is not possible to make a reasonable estimate of the maximum potential amount under these indemnification agreements due to the unique facts and circumstances involved in each particular agreement. As of June 30, 2022 and December 31, 2021, there were no material indemnification claims that were probable or reasonably possible.

As of June 30, 2022, Rumble received notification of a lawsuit against the Company and one of its shareholders seeking a variety of relief including rescission of a share sale agreement with the company or damages alleged to be worth $419.0 million. The company is defending the claim and considers that the likelihood that it will be required to make a payment to the plaintiff to be remote.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

13.	Fair Value Measurements

The Company follows ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the most advantageous market for the asset or liability in an orderly transaction. Fair value measurement is based on a hierarchy of observable or unobservable inputs. The standard describes three levels of inputs that may be used to measure fair value.

Level 1 -	Inputs to the valuation methodology are quoted prices available in active markets for identical investments as of the reporting date;

Level 2 -	Inputs to the valuation methodology other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and the fair value can be determined through the use of models or other valuation methodologies; and

Level 3 -	Inputs to the valuation methodology are unobservable inputs in situations where there is little or no market activity of the asset and liability and the reporting entity makes estimates and assumptions relating to the pricing of the asset or liability, including assumptions regarding risk. This includes certain cash flow pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The Company may measure eligible assets and liabilities at fair value, with changes in value recognized in profit and loss. Fair value treatment may be elected either upon initial recognition of an eligible asset or liability or, for an existing asset or liability, if an event triggers a new basis of accounting. The Company did not elect to remeasure any of its existing financial assets or liabilities, and did not elect the fair value option for any financial assets or liabilities transacted in the three and six months ended June 30, 2022 and 2021.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

14.	Financial Instrument Risks

The Company is exposed to the following risks that arise from its use of financial instruments:

Market Risk

Market risk is the risk of loss that may arise from changes in market factors such as interest rates, foreign exchange rates, and commodity and equity prices.

Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company has no variable interest-bearing debt and therefore, exposure to interest rate risk is minimal at this time.

Foreign Currency Risk

For the Company’s foreign currency transactions, the fluctuations in the respective exchange rates relative to the Canadian dollar will create volatility in the Company’s cash flows on a period-to-period basis. Additional earnings variability arises from the translation of monetary assets and liabilities denominated in foreign currencies at the rates of exchange at each consolidated balance sheet date, the impact of which is reported as a foreign exchange gain or loss in the determination of comprehensive loss for the period.

Liquidity Risk

Liquidity risk is the risk that the Company encounters difficulty in meeting its obligations associated with financial liabilities. Liquidity risk includes the risk that, as a result of operational liquidity requirements, the Company will not have sufficient funds to settle a transaction on the due date; will be forced to sell financial assets at a value which is less than what they are worth; or may be unable to settle or recover a financial asset. Liquidity risk arises primarily from the Company’s accounts payable and accrued liabilities.

The Company focuses on maintaining adequate liquidity to meet its operating working capital requirements and capital expenditures. The majority of the Company’s financial liabilities are due within one year.

Credit Risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The Company is exposed to credit risk resulting from the possibility that a customer or counterparty to a financial instrument defaults on their financial obligations or if there is a concentration of transactions carried out with the same counterparty. Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

14.	Financial Instrument Risks (Continued)

The Company’s cash and cash equivalents are held in reputable banks in its country of domicile and management believes the risk of loss to be remote. The Company is exposed to credit risk in the event of default by its customers. Accounts receivables are recorded at the invoiced amount, do not bear interest, and do not require collateral. For the three and six months ended June 30, 2022, a few customers accounted for $2,646,150 and $5,228,178 or 60% and 62% of revenue, respectively. For the three and six months ended June 30, 2021, a few customers accounted for $1,813,789 and $3,938,052 or 85% and 88% of revenue, respectively. As of June 30, 2022, a few customers accounted for 38% of accounts receivables (December 31, 2021 - 90%); the expected credit loss is not considered material.

15.	Related Party Transactions

The Company’s related parties include directors, shareholders and key management.

Compensation paid to related parties totaled $347,874 and $698,019 for the three and six months ended June 30, 2022, respectively (three and six months ended June 30, 2021 - $610,910 and $779,292). In addition, the Company paid stock-based compensation to key management amounting to $1,285 and $5,903 for the three and six months ended June 30, 2022, respectively (three and six months ended June 30, 2021 - $nil and $nil).

On May 25, 2021, the Company purchased the rights to the domain license for $500,449 from a related party. The purchase price of the domain license was determined based on a contractually agreed price.

The Company incurred related party expenses for personnel services of $446,369 and $829,149 during the three and six months ended June 30, 2022, respectively (three and six months ended June 30, 2021 - $255,351 and $447,274). As of June 30, 2022, accounts payable for personnel service was $149,343 (December 31, 2021 - $115,485).

As of June 30, 2022, the Company is owed $390,000 from related parties carrying an interest rate of 0.19% per annum, for a Company’s subsidiary’s domain name (December 31, 2021 - $nil).

There were no other related party transactions during these periods.

Rumble Inc.
Notes to the Condensed Consolidated Interim Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

For the three and six months ended June 30, 2022 and 2021

16.	Segment Information

Disclosure requirements about segments of an enterprise establish standards for reporting information regarding operating segments in annual financial statements. These requirements include presenting selected information for each segment. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision-maker in making decisions regarding how to allocate resources and assess performance. The Company’s chief decision-maker is its chief executive officer. The Company and its chief decision-maker view the Company’s operations and manage its business as one operating segment.

The following presents the revenue by geographic region:

	Three months ended		Six months ended
		June 30		June 30
	2022	2021	2022	2021

United States	$4,253,553	$2,080,913	$8,139,712	$4,283,999
Canada	80,158	3,727	157,229	23,716
Other	65,601	40,239	147,136	149,627

	$4,399,312	$2,124,879	$8,444,077	$4,457,342

The Company tracks assets by physical location. Long-lived assets consists of capital assets, net, and are shown below:

	June 30	December 31,
	2022	2021

United States	$4,540,938	$927,322
Canada	478,627	359,527
	$5,019,565	$1,286,849

17.	Subsequent Events

On August 11, 2022, the Company and CF Acquisition Corp. VI (Nasdaq: CFVI), a special purpose acquisition company sponsored by Cantor Fitzgerald, announced that the Securities and Exchange Commission had declared effective, the Form S-4 (Registration Statement under the Securities Exchange Act of 1933) in connection with their proposed business combination. On September 16, 2022, following the approval of the stockholders of CFVI at its Special Meeting of Stockholders held on September 15, 2022, pursuant to the terms of the business combination agreement for the proposed business combination (the “BCA”) and by means of an arrangement under Section 182 of the Business Corporations Act (Ontario), and in accordance with the terms and conditions set forth in the BCA, the Company and CF VI completed the closing of the transactions contemplated by the BCA. Upon closing, the combined company was renamed Rumble Inc. and is trading on the NASDAQ Global Market under the ticker “RUM”.

In accordance with ASC 855-10-55-1, the Company’s management reviewed all material events through September 22, 2022, and there were no material subsequent events other than those disclosed above.